Exhibit 10.1

INTERCLOUD SYSTEMS, INC.

SUBORDINATED SECURED PROMISSORY NOTE

$______________	April 15, 2013

FOR VALUE RECEIVED, INTERCLOUD SYSTEMS, INC., a Delaware corporation (herein called the “Company”), hereby promises to pay to the order of ______________, an individual with a primary residence at ____________________ (the “Holder”), the principal sum of ______________________ Dollars ($__________) (the “Unadjusted Principal Amount”), subject to the conditions set forth below, together with interest upon the principal hereof at the rate of twenty-two hundredths percent (0.22%) per annum.  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement, dated as of April 3, 2013, by and among the Holder, AW Solutions, Inc., AW Solutions Puerto Rico, LLC, Bobby A. Varma, James Partridge, Emmanuel Poulin, Jeffrey DuBay and the Company, as amended (the “Purchase Agreement”).

This Subordinated Secured Promissory Note (“Note”) and the Company’s obligations hereunder are subordinate and junior in right of payment to all Senior Debt.  “Senior Debt” means the principal, accrued and unpaid interest and premium (if any) and all other amounts due, whether now existing or hereafter incurred, by the Company for indebtedness for borrowed money for working capital purposes from any bank, financial institution or other lender not to exceed the amount of such debt existing as of the Closing Date.  At the request of the Company or the holder of the Senior Debt, the Holder, as a condition to payment under this Note, shall execute and deliver a subordination agreement (in a form reasonably requested by the holder of the Senior Debt) evidencing that this Note is subordinate to the Senior Debt and that any lien of the Holder on any collateral of the Company, AW Solutions or AWPR is subordinate to any and all liens of the holder of the Senior Debt (“Subordination Agreement”) and the Holder shall agree to amend this Note as reasonably requested by the Company or the holder of the Senior Debt to reflect such subordination.

This Note shall mature on the forty-fifth (45th) day after the date hereof (the “Maturity Date”) and the outstanding principal amount of this Note, as adjusted pursuant to the terms hereof and the Purchase Agreement, shall be repaid within fifteen (15) Business Days of the Maturity Date.  Interest on this Note shall accrue on the unpaid Unadjusted Principal Amount of this Note (interest will be adjusted and recalculated for any adjustments to the Unadjusted Principal Amount as set forth herein and in the Purchase Agreement) from the date of issuance until the date of repayment of the principal and payment of accrued interest in full.  Interest shall be calculated on the basis of a 365/366 actual day calendar year and shall be payable, to the extent then accrued, on the Maturity Date (as the same may be extended pursuant to the terms hereof and the Purchase Agreement).  Upon the occurrence of an event of default (as described below), then to the extent permitted by law, the Company will pay interest in cash to the Holder, payable on demand, on the outstanding principal balance of this Note from the date of the event of default until such event of default is cured at the rate of the lesser of [six percent (6%)] and the maximum applicable legal rate per annum.  Payments hereunder shall be made at such place as the Holder shall designate to the undersigned, in writing, in lawful money of the United States of America in immediately available funds and without presentation of this Note for notation of such payment.  Any payment which becomes due on a day other than a Business Day shall be payable on the next Business Day.

If any Event of Default, as defined in that certain Security Agreement dated as of April 3, 2013 by and among the Holder, AW Solutions, AWPR, the Sellers and the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), occurs, then, and in any such event, the Holder may declare the entire unpaid principal amount of this Note and all interest and fees accrued and unpaid hereon to be immediately due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.  If any Event of Default described in Section 6.1(ii) or 6.1(iii) of the Security Agreement occurs, all of the obligations then remaining unpaid will automatically become immediately due.

The Company shall pay all costs and expenses incurred by the Holder in enforcing the terms of this Note or the collection of the debt evidenced hereby, including without limitation court costs and reasonable attorneys’ fees, whether or not legal action is commenced against the Company.

This Note may be prepaid by the Company in whole or in part at any time or from time to time without penalty or premium.  All prepayments shall be applied first to any accrued and unpaid interest due and owing hereunder and thereafter to the reduction and payment of principal in order of maturity.

The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.  If the Company suffers Damages, the Company shall have the right, in its sole discretion, to offset amounts due under this Note against any such Damages.

This Note shall be deemed to have been made under, and shall be interpreted and governed by reference to, the laws of the State of New York.  The Company hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding commenced by Holder arising out of or relating to this Note.  The Company hereby irrevocably waives, to the fullest extent it may effectively do so under applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Company also irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by overnight courier to the Company and its counsel at their respective addresses specified in Section 11.1 of the Purchase Agreement.  The Company further irrevocably and unconditionally agrees that a final judgment in any such action or proceeding (after exhaustion of all appeals or expiration of the time for appeal) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Except as expressly agreed in writing by the Holder, no extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Company under this Note.  No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of such rights preclude any other or further exercise thereof or the exercise of any other right.

It is the intention of the Company and the Holder that all payments due hereunder will be treated for accounting and tax purposes as indebtedness of the Company to the Holder.  Each of the Company and the Holder agrees to report such payments due hereunder for the purposes of all taxes in a manner consistent with such intended characterization.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

The terms of this Note cannot be changed except in a writing executed by the Holder and the Company.  This Note may not be discharged in whole or in part, except by a writing executed by the Holder.  Neither the Company nor the Holder may assign this Note without the prior written consent of the other party.  In the event that the Holder demands or accepts partial payments of this Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Note at any time in accordance with the terms hereof.

All notices, demands and other communications hereunder shall be in writing and shall be delivered in accordance with Section 11.1 of the Purchase Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its Chief Executive Officer as of the date hereinabove set forth.

INTERCLOUD SYSTEMS, INC.

By:
Name:
Title:

[Signature Page to Promissory Note]